AMENDMENT TO EMPLOYMENT AGREEMENT


This Amendment is made June 25, 1997, to the Employment Agreement dated April 1, 1997 (`the Agreement''), by and between Moto Photo, Inc. (``Employer'') and Michael F. Adler (`Employee''). This Amendment is made to correct an error in the Agreement and to make another change to which the parties have agreed.

The parties agree as follows:

     1.Section 6 of the Agreement shall be amended by the addition of the following as its last sentence:

       During the term of this Agreement, Employer shall purchase and maintain on the life of Employee a 10-year term life insurance policy in the amount of $500,000, with the beneficiary to be designated by Employee.

     2.Section 8 of the Agreement shall be amended to read as follows:

        8. Automobile. Employer shall furnish Employee with the use of an automobile or an automobile allowance of $1,250.00 per month during the term of this contact, subject to company policy.

     3.This Amendment shall be effective as of April 1, 1997.

     4.Except as modified by this Amendment, the Agreement is affirmed.


                              EMPLOYER:  MOTO PHOTO, INC.


                              By   /s/ Frank W. Benson
                                  Frank W. Benson, Chairman of the
                                  Compensation Committee of the
                                  Board of Directors of Moto Photo, Inc.





                              EMPLOYEE:  MICHAEL F. ADLER